UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 East Andrew Johnson Highway, Greeneville, Tennessee		37745
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (423) 636-1555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 3, 2009, American Patriot Bank (the “Bank”), a wholly-owned subsidiary of bank holding company American Patriot Financial Group, Inc., a Tennessee corporation (the “Company”), the Federal Deposit Insurance Corporation accepted a Stipulation and Consent (the “Consent”) of the Bank to the issuance of an Order to Cease and Desist (the “Order”).

The summary description of the Order set forth below in this Item 1.01 as well as the Consent is qualified in its entirety by reference to the Consent and actual Order, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively and incorporated herein by reference.

Under the terms of the Order, the Bank has agreed, among other things, to the following items:

•          Increase participation of the Board of Directors in the affairs of the Bank and establish a Board committee to oversee the Bank’s compliance with the Order;

•          Develop a written analysis and assessment of the Bank’s management and staffing needs for the purpose of providing qualified management;

•          Develop and implement a capital plan that increases and maintains the Bank’s Tier 1 capital ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio to 8%, 10% and 11%, respectively;

•          Review the adequacy of the allowance for loan and lease losses (“ALLL”), establish a comprehensive policy for determining the adequacy of the ALLL and maintain a reasonable ALLL;

•          Develop a written liquidity/asset/liability management plan addressing liquidity and the Bank’s relationship of volatile liabilities to temporary investments;

•          Refrain from paying cash dividends to the Company without the prior written consent of the FDIC and the Tennessee Department of Financial Institutions;

•          Take specific actions to eliminate all assets classified as “Loss” and to reduce the level of assets classified “Doubtful” or “Substandard,” in each case in the Bank’s exam report;

•          Refrain from extending any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified in a certain specified manner and is uncollected;

•          Revise the Bank’s loan policy and procedures for effectiveness and make all necessary revisions to the policy to strengthen the Bank’s lending procedures;

•          Take specified actions to reduce concentrations of construction and development loans;

•          Prepare and submit to its supervisory authorities a budget and profit plan as well as its written strategic plan consisting of long-term goals and strategies;

•          Eliminate and/or correct all violations of law, regulations and contraventions of FDIC Statements of Policy as discussed in applicable reports and take all necessary steps to ensure future compliance; and

•          Furnish quarterly progress reports to the banking regulators.

Item 7.01.  Regulation FD.

On June 9, 2009, the Company issued the press release furnished herewith as Exhibit 99.1 announcing that the Bank had entered into the Consent and Order.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist dated May 29, 2009

10.2	Order to Cease and Desist between American Patriot Bank and the Federal Deposit Insurance Corporation dated June 3, 2009

99.1	Press release of American Patriot Financial Group, Inc. dated June 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ T. Don Waddell
Name:	T. Don Waddell
Title:	Chief Financial Officer

Date: June 9, 2009

EXHIBIT INDEX

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist dated May 29, 2009

10.2	Order to Cease and Desist between American Patriot Bank and the Federal Deposit Insurance Corporation dated June 3, 2009

99.1	Press Release of American Patriot Financial Group, Inc. dated June 9, 2009